Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement (Form S-1 No. 333-126569) and to the incorporation by reference therein of our report dated March 2, 2007, with respect to the consolidated financial statements of ISI Detention Contracting Group, Inc. and Subsidiaries.

/s/ Padgett, Stratemann & Co., L.L.P.
Certified Public Accountants
San Antonio, Texas
August 23, 2007